                                                                     Exhibit 25


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) __

                            ------------------------

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (EXACT NAME OF TRUSTEE AS SPECIFIED IN ITS CHARTER)

    A NATIONAL BANKING ASSOCIATION                         31-0838515
                                                       (I.R.S. EMPLOYER
                                                     IDENTIFICATION NUMBER)

    100 EAST BROAD STREET, COLUMBUS, OHIO                  43271-0181
    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
                        1 BANK ONE PLAZA, SUITE IL1-0126
                          CHICAGO, ILLINOIS 60670-0126
             ATTN: SANDRA L. CARUBA, VICE PRESIDENT, (312) 336-9436
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                            ------------------------

                            UNITED STATES CAN COMPANY
               (EXACT NAME OF OBLIGOR AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                     06-1145011
   (STATE OR OTHER JURISDICTION OF                       (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                     IDENTIFICATION NUMBER)

                              U.S. CAN CORPORATION
              (EXACT NAME OF GUARANTOR AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                     06-1094196
   (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER
   INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

                        USC MAY VERPACKUNGEN HOLDING INC.
              (EXACT NAME OF GUARANTOR AS SPECIFIED IN ITS CHARTER)

               DELAWARE                                     36-4335392
   (STATE OR OTHER JURISDICTION OF                         (I.R.S. EMPLOYER

   INCORPORATION OR ORGANIZATION)                       IDENTIFICATION NUMBER)

900 COMMERCE DRIVE
OAK BROOK, ILLINOIS                                     60523
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                (ZIP CODE)

                                 DEBT SECURITIES
                         (TITLE OF INDENTURE SECURITIES)

ITEM 1.    GENERAL INFORMATION. FURNISH THE FOLLOWING INFORMATION AS TO THE
           TRUSTEE:

           (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

           Comptroller of Currency, Washington, D.C.;
           Federal Deposit Insurance Corporation,
           Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

           (b)  WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

           The trustee is authorized to exercise corporate trust powers.

ITEM 2. AFFILIATIONS WITH THE OBLIGOR. IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

           No such affiliation exists with the trustee.

ITEM 16. LIST OF EXHIBITS. LIST BELOW ALL EXHIBITS FILED AS A PART OF THIS STATEMENT OF ELIGIBILITY.

           1. A copy of the articles of association of the trustee now in effect.*

           2. A copy of the certificate of authority of the trustee to commence business.*

           3. A copy of the authorization of the trustee to exercise corporate trust powers.*

           4.  A copy of the existing by-laws of the trustee.*

           5.  Not Applicable.

           6. The consent of the trustee required by Section 321(b) of the Act.

           7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

           8.  Not Applicable.

           9.  Not Applicable.

      Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 28th day of December, 2000.

               BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION,
               TRUSTEE

               BY  /s/SANDRA L. CARUBA __
                   SANDRA L. CARUBA
                   VICE PRESIDENT






*EXHIBITS 1, 2, 3, AND 4 ARE HEREIN INCORPORATED BY REFERENCE TO EXHIBITS BEARING IDENTICAL NUMBERS IN ITEM 16 OF THE FORM T-1 OF BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, FILED AS EXHIBIT 25 TO THE REGISTRATION STATEMENT ON FORM S-4 OF U S WEST COMMUNICATIONS, INC., FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 24, 2000 (REGISTRATION NO. 333-32124).

                                    EXHIBIT 6


                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                   December 28, 2000



Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture between United States Can Company and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                    Very truly yours,

                                    BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION


                                    BY: __ /s/SANDRA L. CARUBA
                                           SANDRA L. CARUBA
                                           VICE PRESIDENT

                                   EXHIBIT 7

Legal Title of Bank:      Bank One Trust Company, N.A.   Call Date:  09/30/00     State #: 391581       FFIEC 032
Address:                  100 Broad Street               Vendor ID:  D            Cert #:  21377        Page RC-1
City, State  Zip:         Columbus, OH 43271             Transit #:  04400003

CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR SEPTEMBER 30, 2000

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

SCHEDULE RC--BALANCE SHEET

                                                                                                 DOLLAR AMOUNTS
                                                                                                  IN THOUSANDS        C300
                                                                                             RCON      BIL MIL THOU  -------
                                                                                             ----      ------------
ASSETS
1.   Cash and balances due from depository institutions (from Schedule
     RC-A):                                                                                  RCON
                                                                                             ----
     a. Noninterest-bearing balances and currency and coin(1).................               0081           107,674    1.a
     b. Interest-bearing balances(2)..........................................               0071            19,256    1.b
2.   Securities
     a. Held-to-maturity securities(from Schedule RC-B, column A).............               1754                 0    2.a
     b. Available-for-sale securities (from Schedule RC-B, column D)..........               1773             4,003    2.b
3.   Federal funds sold and securities purchased under agreements to resell...               1350           637,978    3.
4.   Loans and lease financing receivables:                                                  RCON
                                                                                             ----
     a. Loans and leases, net of unearned income (from Schedule RC-C).........               2122           220,388    4.a
     b. LESS: Allowance for loan and lease losses.............................               3123             1,201    4.b
     c. LESS: Allocated transfer risk reserve.................................               3128                 0    4.c
                                                                                             RCON
     d. Loans and leases, net of unearned income, allowance, and                             ----
        reserve (item 4.a minus 4.b and 4.c)..................................               2125           219,187    4.d
5.   Trading assets (from Schedule RD-D)......................................               3545                 0    5.
6.   Premises and fixed assets (including capitalized leases).................               2145            25,122    6.
7.   Other real estate owned (from Schedule RC-M).............................               2150                 0    7.
8.   Investments in unconsolidated subsidiaries and associated
     companies (from Schedule RC-M)...........................................               2130                 0    8.
9.   Customers' liability to this bank on acceptances outstanding.............               2155                 0    9.
10.  Intangible assets (from Schedule RC-M)...................................               2143            14,726    10.
11.  Other assets (from Schedule RC-F)........................................               2160           335,321    11.
12.  Total assets (sum of items 1 through 11).................................               2170         1,363,267    12.


--------------------------

(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:      Bank One Trust Company, N.A.   Call Date:  09/30/00     State #: 391581       FFIEC 032
Address:                  100 Broad Street               Vendor ID:  D            Cert #:  21377        Page RC-2
City, State  Zip:         Columbus, OH 43271             Transit #:  04400003

SCHEDULE RC--CONTINUED

                                                                                                 DOLLAR AMOUNTS
                                                                                                  IN THOUSANDS
                                                                                             RCON
                                                                                             ----
LIABILITIES
13.  Deposits:
                                                                                             RCON
     a. In domestic offices (sum of totals of columns A and C                                ----
        from Schedule RC-E, part 1)..........................................                2200         1,134,992    13.a
        (1) Noninterest-bearing(1)...........................................                6631           663,468    13.a1
        (2) Interest-bearing.................................................                6636           471,524    13.a2

     b. In foreign offices, Edge and Agreement subsidiaries, and
        IBFs (from Schedule RC-E, part II)...................................
        (1) Noninterest bearing..............................................
        (2) Interest-bearing.................................................
14.  Federal funds purchased and securities sold under agreements
     to repurchase:                                                                          RCFD 2800            0    14
15.  a. Demand notes issued to the U.S. Treasury                                             RCON 2840            0    15.a
     b. Trading Liabilities(from Sechedule RC-D).............................                RCFD 3548            0    15.b
                                                                                             RCON
16.  Other borrowed money:                                                                   ----
     a. With original maturity of one year or less...........................                2332                 0    16.a
     b. With original maturity of more than one year.........................                A547                 0    16.b
     c. With original maturity of more than three years......................                A548                 0    16.c

17.  Not applicable
18.  Bank's liability on acceptance executed and outstanding.................                2920                 0    18.
19.  Subordinated notes and debentures.......................................                3200                 0    19.
20.  Other liabilities (from Schedule RC-G)..................................                2930            88,146    20.
21.  Total liabilities (sum of items 13 through 20)..........................                2948         1,223,138    21.
22.  Not applicable
EQUITY CAPITAL
23.  Perpetual preferred stock and related surplus...........................                3838                 0    23.
24.  Common stock............................................................                3230               800    24.
25.  Surplus (exclude all surplus related to preferred stock)................                3839            45,157    25.
26.  a. Undivided profits and capital reserves...............................                3632            94,155    26.a
     b. Net unrealized holding gains (losses) on available-for-sale
        securities...........................................................                8434                17    26.b
     c. Accumulated net gains (losses) on cash flow hedges...................                4336                 0    26.c
27.  Cumulative foreign currency translation adjustments.....................
28.  Total equity capital (sum of items 23 through 27).......................                3210           140,129    28.
29.  Total liabilities, limited-life preferred stock, and equity
     capital (sum of items 21, 22, and 28)...................................                3300         1,363,267    29.

Memorandum
To be reported only with the March Report of Condition.

1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed
     for the bank by independent external Number auditors as of any date                              -------    Number
     during 1996 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. . . . . . RCFD 6724 . .   N/A       M.1.
                                                                                                      -------

1 =  Independent audit of the bank conducted in accordance            4. =  Directors' examination of the bank performed by other
     with generally accepted auditing standards by a certified              external  auditors  (may be  required  by
     public accounting firm which submits a report on the bank              state chartering authority)
2 =  Independent audit of the bank's parent holding company           5 =   Review of the bank's financial statements by external
     conducted in accordance with generally accepted auditing               auditors
     standards by a certified public accounting firm which            6 =   Compilation of the bank's financial statements by
     submits a report on the consolidated holding company                   external auditors
     (but not on the bank separately)                                 7 =   Other audit procedures (excluding tax preparation work)
3 =  Directors' examination of the bank conducted in                  8 =   No external audit work
     accordance with generally accepted auditing standards
     by a certified public accounting firm (may be required
     by state chartering authority)


----------
(1) Includes total demand deposits and noninterest-bearing time and savings deposits.